UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒         Preliminary Information Statement                         ☐ Confidential, for use of the Commission only
☐          Definitive Information Statement

FEEL GOLF COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

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☐          Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)         Title of each class of securities to which transaction applies:

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(3)         Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF FEEL GOLF COMPANY, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Feel Golf Company, Inc.
20801 Biscayne Blvd., Suite 403
Aventura, FL 33180

INFORMATION STATEMENT
(Preliminary)

July 17, 2013

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

July __, 2013

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock (the “Common Stock”) of Feel Golf Company, Inc., a California corporation (the “Company” or “Feel”), as of the close of business on the record date July 5, 2013 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on June 26th, 2013, the Company received an unanimous written consent in lieu of a meeting from the members of the Board of Directors (the “Board”) and a written consent of the holders (the “Majority Holders”) of a majority of the issued and outstanding shares of the Company’s Common Stock (the “Written Consent”). The Written Consent adopted resolutions that authorized the Company to act on a proposal to change the name of the Company to “Intelligent Living Inc.” and to change the domicile of the Company from California to Nevada.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14 (c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. As described in this Information Statement, the foregoing corporate actions were approved by our Board of Directors (the “Board”) by written consent on June 26, 2013. On June 26, 2013 the Majority Holders, holding a majority of the issued and outstanding Common Stock of the Company, adopted by written consent the resolutions approving the name change and change in domicile. Such written consent constitutes the only stockholder approval required to approve the name change and change of domicile under the California Corporations Code. Because the written consent of the Majority Holders satisfies all applicable stockholder voting requirements, the Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement carefully and in its entirety for a description of the actions taken by the Majority Holders.

The actions will not become Effective before the date which is 21 days after this Information Statement was first mailed to stockholders. The Information Statement is being mailed on or about July __, 2013 to stockholders of record on July 5, 2013 (the “Record Date”).

By order of the Board of Directors

/s/ Paul A. Favata
Paul A. Favata
President

Feel Golf Co., Inc.
20801 Biscayne Blvd., Suite 403
Aventura, Florida

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement (the “Information Statement”) is being mailed on or about July _, 2013 to the holders of record at the close of business on July 5, 2013 (the “Record Date”), of the common stock of Feel Golf Co., Inc., a California corporation (“Feel’, “we”, “us” or the “Company”), in connection with an action taken by written consent of the holders of a majority of our Common Stock in lieu of a meeting to approve the change of the Company’s name to “Intelligent Living, Inc.” and the redomicile of the Company in the state of Nevada (the “Corporate Actions”).

The members of the Board of Directors (the “Board”) and stockholders owning 113,690,476 shares of our issued and outstanding Common Stock (the “Consenting Stockholders”) have executed a written consent approving the Corporate Actions The Consenting Stockholders held of record on the Record Date approximately 59.2% of the total issued and outstanding Common Stock of the Company, which was sufficient to approve the Corporate Actions.  Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with this action. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

California Corporations Code Section 603 (the “Code”) generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. The corporate action described herein will be effective on the 21st day after the mailing of this Information Statement or _____________, 2013.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes’, “anticipates”, “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

VOTE REQUIRED TO APPROVE THE AMENDMENT

As of the Record Date, there were 192,050,249 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. For the approval of the Corporate Actions the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Record Date, or 97,108,565 shares, was required for approval.

CONSENTING STOCKHOLDERS

On June 26, 2013, the Board unanimously adopted resolutions declaring the advisability of, and recommending that stockholders approve, the Corporate Actions. In connection with the adoption of these resolutions, the Board elected to seek the written consent of the holders of a majority of the Company’s issued and outstanding Common Stock in order to reduce the costs and implement the proposals in a timely manner.

On June 26, 2013, the following Consenting Stockholders, who collectively own 113,690,476 shares of the Company’s issued and outstanding Common Stock (approximately 59.2%), consented in writing to the proposed Corporate Actions:

Red Bowl Living Trust*	83,333,333	shares representing approximately 43.4%
Victoria Rudman	30,357,143	shares representing approximately 15.8%

*Red Bowl Living Trust is a family trust controlled by Matthew Schlisser

Under Section 14(c) of the Exchange Act, the transactions cannot become effective until the expiration of the 20-day Period following the filing and mailing of the Definitive 14C.

The Company is not seeking written consent from any of our other stockholders, and stockholders other than the Consenting Stockholders will not be given an opportunity to vote with respect to the Corporate Actions.

Actions to be Taken

Changing the name of the Company to “Intelligent Living, Inc.”

General

Our Board has unanimously approved a proposal to effect a name change to reflect the Company’s new business direction. The Majority Shareholders have approved this name change.

The corporate action provides for the Company to change its name to “Intelligent Living, Inc.”

Reasons for the Name Change
The Company has decided to change its name to Intelligent Living, Inc. to align its name with its new business direction which is away from Golf related products and towards various lifestyle enhancements as a developer of healthy aging software tracking systems and wellness centers, which will provide comprehensive and integrated services promoting optimal health and wellness programs as a lifestyle choice and way of living.

Effects of the Name Change
Upon the effectiveness of the Corporate actions described in this information statement the Company will be known as Intelligent Living Inc. and will apply for a new symbol under which the Company’s stock will trade.

Changing the Domicile of the Company from California to Nevada

General

Our Board has unanimously approved a proposal to redomicile the Company in Nevada, so that the Company will be considered a Nevada corporation instead of a California corporation. The Majority Shareholders have approved this action.

Reasons for changing Domicile
As a California corporation, the Company is subject to many requirements and restrictions of the California Corporate Code which the Board believes are more restrictive than those of Nevada and which will hamper the Company’s ability to grow. Nevada is well known for a well developed corporate code, low corporate taxes and the ease of administration of corporate business.

Effects of Being Domiciled in Nevada
Nevada law provides several protections to Corporations not present in California, including but not limited to greater protection from hostile takeovers, greater indemnification protection for officers and directors, lower corporate taxes, fewer impediments to conducting private placements to raise money, and lower corporate taxes.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of July 5, 2013, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, each of our directors and executive officers; and all of our directors and executive officers as a group. The information presented below regarding beneficial ownership of our Common Stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Except as otherwise listed below, the address of each person is c/o Feel Golf, Inc. 20801 Except as set forth below, applicable percentages are based upon 192,050,249 shares of Common Stock outstanding as of July 5, 2013.

Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock	Matthew Schlisser	83,333,333	43.4%
Common Stock	Victoria Rudman	30,357,143	15.8%
	All Officers and Directors as a Group	113,690,476	59.2%

Additional Information

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may obtain on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

WRITTEN CONSENT OF THE CONSENTING STOCKHOLDERS WHO COLLECTIVELY OWN SHARES REPRESENTING A MAJORITY OF OUR COMMON STOCK HAVE CONSENTED TO AND EFFECTING THE NAME CHANGE. NO FURTHER VOTES OR PROXIES ARE NEEDED AND NONE ARE REQUESTED. THE BOARD IS NOT REQUESTING A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND A PROXY.

July 17, 2013	BY ORDER OF THE BOARD OF DIRECTORS

/s/ Paul A. Favata
Paul Favata
President